Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2010, relating to the consolidated financial statements of Emclaire Financial Corp. for the year ended December 31, 2009 appearing in the Emclaire Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
May 18, 2011